合同编号：

Contract NO.:

天津市房屋租赁合同

Leasing Contract

租赁当事人：

出租人（以下简称甲方）：     王爱英

国籍/法定代表人：         身份证/营业执照/其他证件：

地址：                                                                                                                        0;

邮政编码：              联系电话：

Leasing Parties:

Lessor (hereinafter referred to as Party A) ： Wang Aiying___________

Nationality/ legal representative: __________________________

ID Card/ Business License/Other Licenses: ___________________________

Address: ______________________________________________________

Postcode: __________________    Tel:____________________

承租人（以下简称乙方）： 天津中威盛世集团有限公司                                        0;

国籍/法定代表人： 张景和  身份证/营业执照/其他෹ 7;件：

地址： 天津市宝坻经济开发区宝旺道2号                               ;

邮政编码：                                              联系电话：

Lessee (hereinafter referred to as Party B): Tianjin Joway Group Co., Ltd.

Nationality/ legal representative: Zhang Jinghe

ID Card/ Business License/Other Licenses: ___________________________

Address: No. 2, Baowang Road, Baodi Economic Development Zone, Tianjin

Postcode: __________________    Tel:____________________

根据《中华人民共和国合同法》、《中华人民共和国城市房地产管理法》等有关法律、法规的规定，甲、乙双方遵循自愿、平等、公平、诚实信用的原则，经协商一致，达成如下条款：
In accordance with relevant Chinese laws and pertinent rules such as “Contract Law of PRC“ and “Real Estate Management of PRC”, Party A and Party B have reached an agreement through friendly consultation to conclude the following contract.

第一条	房屋情况

1-1 甲方将坐落于  南开区  区、  南京路  路 天津环球置业广场16楼  1601-1603         0;         房屋出租给乙方。该出租房屋面积 600.1平方米(建筑面积 使用面积)产别  私产  ，结构  框架  ，房屋类型  写字楼 （平房/多层/高层/写字楼），设计用途  商业 ，房屋所有权证号为 ，该房屋  未 （已/未）设定抵押。

²	About the Premises

1-1 Party A will lease to Party B the premises and attached facilities all owned by Party A itself, which is located at Storey 16 1601-1603, Huanqiu Zhidi Plaza, Nanjing Road, Nankai District. The registered size of the leased premises is___600.1______square meters (Gross size/Usable area). Type: Private, Structure: Frame, Style: Office Building (Bungalow/ Muti-Storey/High-rise Flat/ Office Building), Usage: Business, No. of Building Droit Card: __________________.  The premises haven’t(Already/Not) set hypothec.

第二条	租赁用途

2-1 乙方所承租房屋用于 办公  （居住/商业服务业/办公/工业/仓库/其他约定）。

2-2 乙方应按照约定的用途使用房屋，不得利用承租房屋进行违法活动。乙方改变房屋用途的，应征得甲方书面同意，并遵守国家和本市有关规定。未经甲方书面同意，乙方擅自改变房屋用途，甲方 可以解除合同，并要求乙方赔偿损失。

²	Usage of Leasing

2-1 The premises are for doing office work. (Living/Business or Service/Office Work/Industry/Warehouse/Other Usages)

2-2 Party B should use the premises in accordance with the usage of leasing prescribed in the contract and mustn’t carry on illegal activities. Party B will not transfer the lease of the premises without Party A's written approval and should comply with the relevant state provisions. Otherwise, Party B will be responsible to compensate any damages of the premises and attached facilities caused by its fault and negligence.

第三条	租赁期限和交付日期

3-1 房屋租赁期限自   2009  年 11  月  1  日起至  2014 年 10   月  31 日止。

3-2 考虑乙方需要一定时间对该房屋进行装修，甲方应于 2009 年 7 月  1  日前，将出租的房屋交付乙方。

3-3 租赁期届满时，甲方有权收回房屋，乙方应按期返还。乙方需继续承租该房屋时，应当提前  3   个月与甲方协商。

²	Lease Term and Due Date

3-1 The lease term will be from _Nov._(month) _1st_(day) _2009__ (year) to _Oct. _(month) _31st_(day) _2014__(year).

3-2 Party A will provide the premises to Party B for use before _Jul. (month) _1st (day) _2009_(year) on the consideration of decorating.

3-3 When the lease term expires, Party B will return the premises and attached facilities to Party A within days. Within three months before the contract expires, Party B will notify Party A if it intends to extend the leasehold.

第四条	租金、支付方式和期限

4－1 甲、乙双方按以下方式计算租金。

按建筑面积计算租金，每平方米（日租金）为   2   元（人
民币），每年按360天计算，年租金为 432,000 元。考虑乙方承担装修费用，第一年甲方给予乙方优惠，减半收取租金，第一年租金为 216,000 元。

4-2 租赁期间，使用该房屋所发生的费用（水、电、煤气、通讯、物业管理、
有线电视、供热费等）中， 所有上述房屋使用 费用由 乙方  承担；其他有关费用，均由 甲方  承担。

²	Rental, Payment and Rental Term

4-1 Party A and Party B reach an agreement on the following rent.

The daily rate is 2 yuan/sq.m and then the yearly rate is 432,000 yuan(360 days each year) based on the gross area. Party A shall grant Party B by reducing the rent by half, namely 216,000 yuan for the first year.

4-2 Party B will bear the cost of utilities such as water, electricity, gas, communications, management fee, CATV, heat-supplying Fee etc. on time during the lease term. The rest of the expenses would be covered by Party A.

第五条	房屋使用和维修

5-1 在租赁期内，甲方应保证出租房屋的使用安全。乙方应合理使用其所承租的房屋及其附属设备。

5-2 租赁期间，乙方拆改房屋的，应预先征得甲方书面同意，并遵守国家和本市有关规定。未经甲方书面同意，乙方拆改房屋的，甲方可以解除合同，并要求乙方赔偿损失。

5-3 房屋及原有附属设备因乙方正常使用，发生损坏的，乙方负责承租房屋及原有附属设备的维修，并承担维修费用，甲方应予以协助。

²	Usage and Maintenance of Premises

5-1 During the term of the lease, Party A should ensure the safety of the premises. On the contrary, Party B should use the premises and attached facilities legally.

5-2 During the term of the lease, Party B will not transfer the lease of the premises without Party A's written approval and should comply with the relevant state provisions. Where Party B makes any improvements and/or additions to the Leased Premises without or beyond the scope of the written consent of Party A, Party A is entitled to rescind the Contract and claim damages for the breach of contract.

5-3 Party B will be responsible to compensate any damages of the premises and attached facilities caused by its fault and negligence, and Party A shall give assistance thereto.

第六条	房屋转租及出售

6-1 经甲方同意，乙方可以将承租的房屋转租给第三人使用。转租期限不得超过本合同约定的终止日期。乙方转租的，甲乙双方的租赁合同继续有效。未经甲方同意，乙方擅自转租的，甲方可以解除 合同，并要求乙方赔偿损失。

6-2 甲方在租赁期限内出售乙方承租房屋时，应提前三个月通知乙方，同等条件下，乙方可优先购买。

²	Sublet and Sale of the Premises

6-1 Party B will not transfer the lease of the premises or sublet it without Party A's approval. Otherwise Party A is entitled to rescind the Contract and claim damages for the breach of contract. With the approval of Party A, the Contract remains valid. The term of the exclusive right to sublet the premises shall not exceed the expiration date.

6-2 Within three months before Party A sells the premises during the leasing term, Party A should notify Party B. Under the same condition, Party B has the priority to buy the premises.

第七条	其他条款

7-1 租赁期间，甲方抵押该房屋，须书面通知乙方。

7-2 在合同履行过程中发生争议，甲乙双方应协商解决；协商不成时，可向  天津市南开区仲裁委员会申请仲裁。

7-3 本合同一式  贰 份。甲乙双方各 壹 份。

²	Miscellaneous

7-1 Party A shall notify Party B its intention (if any) of mortgaging the leased premises during the leasing term in writing.

7-2 Both parties will solve the disputes arising from execution of the contract or in connection with the contract through friendly consultation. In case the agreement cannot be reached, any party may summit the dispute to Tianjin Nankai District Arbitration Committee for arbitration over the matter.

7-3 There are 2 originals of this contract. Each party will hold 1 original.

甲方（签章）：	乙方（签章）：

Party A:	Party B:

/s/ Aiying Wang	/stamp/ Tianjin Joway Shengshi Group Co., Ltd.

日期：	日期：

Date: June 25, 2009	Date: June 25, 2009